Exhibit 10.39
FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS

This FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (this "First Amendment") is made as of June 1, 2016, by and between FARMER BROS. CO., a Delaware corporation ("Seller"), and BRIDGE ACQUISITION, LLC, a Delaware limited liability company ("Buyer"), with reference to the following facts.
R E C I T A L S :
A.    Buyer and Seller have entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated April 8, 2016 (the "Purchase Agreement"), pursuant to which, among other things, Buyer agreed to purchase, and Seller agreed to sell, the fee simple interest to certain real estate and improvements thereon situated in the City of Los Angeles, County of Los Angeles, California, with a street address of 20333 South Normandie Avenue, Los Angeles, California, and more particularly described in the Purchase Agreement as the "Property".
B.    Seller and Buyer now desire to amend the Purchase Agreement on the terms and conditions set forth below.
A G R E E M E N T :
NOW THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Purchase Agreement, unless expressly superseded by the terms of this First Amendment.
2.    Closing Date. Notwithstanding any provision to the contrary set forth in the Purchase Agreement, the Closing Date is hereby extended from June 30, 2016 to a date to be determined by Buyer from the following dates: July 8, 12, 13, 14 or 15, 2016, as designated in a notice delivered from Buyer to Seller (the "Closing Date Notice") no later than June 30, 2016. If Buyer fails to timely deliver the Closing Date Notice, then the Closing Date shall be July 15, 2016.
3.    Counterparts. This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This First Amendment may also be executed and the signature page transmitted by electronic mail. The delivery of such

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electronic copy of the executed signature page of this First Amendment, together with this First Amendment, shall constitute the effective execution and delivery hereof. Each party shall thereafter deliver to the escrow established at the Title Company an original manually-signed copy of this First Amendment as soon as reasonably practicable.
4.    Conflict; No Further Modification. In the event of any conflict between the terms of the Purchase Agreement and this First Amendment, this First Amendment shall prevail. Except as otherwise set forth in this First Amendment, all of the terms and provisions of the Purchase Agreement shall remain unmodified and in full force and effect. No modification or amendment of or waiver under this First Amendment shall be binding upon the Parties unless in writing signed by Buyer and Seller.
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IN WITNESS WHEREOF, the parties have duly executed this First Amendment as of the day and year first above written.

SELLER:	FARMER BROS. CO. a Delaware corporation

By:	/a/ Isaac N. Johnston, Jr. Name: Isaac N. Johnston, Jr. Title:Treasurer and Chief Financial Officer

BUYER:	BRIDGE ACQUISITION, LLC, a Delaware limited liability company

By:	/s/ Brian Wilson Name: Brian Wilson Title: Manager

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